     Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax: 631-360-9380

PRESS RELEASE

Release Date:  May 26, 2009

Contact:  Ms. Judith Barber
                                 Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

Smithtown, NY, May 26, 2009 -  The board of directors of Smithtown Bancorp (NASDAQ: SMTB) has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on June 12, 2009.  The dividend will be paid on July 1, 2009.